Exhibit (e)(24)

AMENDED AND RESTATED

BYLAWS

OF

REGULUS THERAPEUTICS INC.

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of Regulus Therapeutics Inc. (the “Corporation”) shall be established and maintained at the office of Corporation Service Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said company shall be the registered agent of the Corporation in charge thereof.

SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. Annual Meetings. Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held by means of remote communication or at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date or place of meeting, the annual meeting of stockholders shall be held at the offices of the Corporation on the last Tuesday of April at 10:30 a.m. local time.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. Other Meetings. Meetings of stockholders for any purpose other than the election of directors may be held by means of remote communication or at such place, either within or without the State of Delaware, and at such time and date as shall be stated in the notice of meeting.

SECTION 3. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be effective after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any other question before the meeting shall be by ballot. All elections of directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

SECTION 4. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; provided, however, that only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary of the Corporation or by resolution of the Board of Directors.

SECTION 6. Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his, her or its address as it appears on the records of the Corporation not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 7. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. Number and Term. The Board of Directors shall initially consist of two directors. Thereafter, the number of directors shall be determined by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and qualified. Directors need not be stockholders.

SECTION 2. Resignations. Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President or Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. Vacancies. Any newly created directorships resulting from an increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause may be filled by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director or by a majority vote of the stockholders of the Corporation.

SECTION 4. Removal. Any director may be removed, with or without cause, at any time by the affirmative vote of the holders of at least a majority of the votes that all the stockholders of the Corporation would be entitled to cast in any election of director.

SECTION 6. Powers. The Board of Directors shall exercise all of the powers of the Corporation, except such as are by law, by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

SECTION 7. Committees. The Board of Directors may designate one or more committees consisting of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors creating such committee or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority to (a) amend the Certificate of Incorporation, (b) adopt an agreement of merger or consolidation, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (e) amend the Bylaws of the Corporation.

SECTION 8. Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors shall be held whenever called by any director or the President, by remote communication or at such place (within or without the State of Delaware), date and time as may be specified in the respective notice or waiver of notice of such meetings. Special meetings of the Board of Directors may be called on (i) 24 hours’ notice, if such notice is sent by email or other electronic transmission to each director or delivered to him or her personally or (ii) two business days’ notice, if such notice is mailed to each director, addressed to him or her at his or her usual place of business or other designated address. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice (including by email or other electronic transmission), whether before or after such meeting. Any business may be conducted at a special meeting of the Board of Directors.

Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of telephone conference, video conference or similar communications equipment by means of which all persons participating in the meeting can speak and hear each other and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 9. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is present and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 10. Compensation. Directors shall not receive any stated salary for their service as directors or as members of committees; provided, however, that, by resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee, as applicable.

ARTICLE IV

OFFICERS

SECTION 1. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors from time to time and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman and one or more Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. The initial officers shall be elected concurrent with the adoption of these Bylaws. More than one office may be held by the same person.

SECTION 2. Resignations. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President, Secretary or Chairman of the Board of Directors of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. Removal. Except as hereinafter provided, any officer or officers may be removed either for or without cause at any time by the Board of Directors.

SECTION 4. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 5. Chairman. The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 6. President. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall be the chief executive officer of the Corporation and shall have the responsibility for the general management and control of the business and affairs of the Corporation. The President shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board of Directors. The President shall perform the duties and exercise the powers of the Treasurer in the event of a vacancy in the office of the Treasurer, or in the event of either such person’s absence or disability.

SECTION 7. Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice President may be designated by the Board of Directors (or its designee) to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

SECTION 8. Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors (or its designee) may from time to time

SECTION 9. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books, shall have power to sign all stock certificates, and shall perform such other duties as the Board of Directors (or its designee) may from time to time prescribe.

ARTICLE V

MISCELLANEOUS

SECTION 1. Uncertificated Shares. Shares of the Corporation’s stock shall be issued in uncertificated form.

SECTION 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. A record shall be made of each transfer and, whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 3. Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting or more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 4. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors deem to be in the best interests of the Corporation.

SECTION 5. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 6. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

SECTION 7. Notice and Waiver of Notice. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Directors and Officers. The Corporation shall indemnify its directors and officers to the extent not prohibited by the Delaware General Corporation Law (“DGCL”) or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under SECTION 4 of this ARTICLE VI.

SECTION 2. Employees and Other Agents. The Corporation shall have power to indemnify its employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether to indemnify any such employee or other agent to such officers or other persons as the Board of Directors so determines.

SECTION 3. Expenses. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding; provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this ARTICLE VI or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to SECTION 5 of this ARTICLE VI, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

SECTION 4. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this ARTICLE VI shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this ARTICLE VI to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VI or otherwise shall be on the Corporation.

SECTION 5. Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

SECTION 6. Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or officer, or, if applicable, employee or other agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this ARTICLE VI.

SECTION 8. Amendments. Any repeal or modification of this ARTICLE VI shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

SECTION 9. Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this ARTICLE VI that shall not have been invalidated, or by any other applicable law. If this ARTICLE VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the full extent under any other applicable law.

SECTION 10. Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

i. The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

ii. The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

iii. The term the “Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

iv. References to a “director,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

v. References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VI.

ARTICLE VII

AMENDMENTS

These Bylaws may be altered or repealed and Bylaws may be made (i) at any annual meeting of the stockholders (or at any special meeting thereof if notice of the proposed alteration or repeal or Bylaws to be made is contained in the notice of such special meeting) by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat or (ii) by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors (or at any special meeting of the Board of Directors if notice of the proposed alteration or repeal or Bylaws to be made is contained in the notice of such special meeting) or (iii) by action of the stockholders or the Board of Directors without a meeting as permitted by the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.